                                                                    EXHIBIT 25.1

                                                                  Conformed Copy

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                                 --------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                                 --------------


                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

     New York                                       16-1057879
     (Jurisdiction of incorporation                 (I.R.S. Employer
     or organization if not a U.S.                  Identification No.)
     national bank)

     140 Broadway, New York, N.Y.                   10005-1180
     (212) 658-1000                                 (Zip Code)
     (Address of principal executive offices)

                                Charles E. Bauer
                                 Vice President
                              Marine Midland Bank
                                  140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-1792
           (Name, address and telephone number of agent for service)

                          ORBITAL IMAGING CORPORATION
              (Exact name of obligor as specified in its charter)

     Delaware                                       54-1660268
     (State or other jurisdiction                   (IRS Employer
     of incorporation or organization)              Identification Number)

     21700 Atlantic Boulevard                       20166
     Dulles, VA
     (703) 406-5000                                 (Zip Code)
     (Address of principal executive offices)

                         11 5/8% SENIOR NOTES DUE 2005
                        (Title of Indenture Securities)

                                    General

Item 1. General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

            State of New York Banking Department.

            Federal Deposit Insurance Corporation, Washington, D.C.

            Board of Governors of the Federal Reserve System, Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2. Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

                None

Item 16. List of Exhibits.


Exhibit
T1A(i)         *    -    Copy of the Organization Certificate of Marine
                         Midland Bank.

T1A(ii)        *    -    Certificate of the State of New York Banking
                         Department dated December 31, 1993 as to the
                         authority of Marine Midland Bank to commence
                         business.

T1A(iii)            -    Not applicable.

T1A(iv)        *    -    Copy of the existing By-Laws of Marine Midland
                         Bank as adopted on January 20, 1994.

T1A(v)              -    Not applicable.

T1A(vi)        *    -    Consent of Marine Midland Bank required by
                         Section 321(b) of the Trust Indenture Act
                         of 1939.

T1A(vii)            -    Copy of the latest report of condition of the
                         trustee (December 31, 1997), published pursuant
                         to law or the requirement of its supervisory or
                         examining authority.

T1A(viii)           -    Not applicable.

T1A(ix)             -    Not applicable.

     * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE



Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 6th day of April, 1998.



                                   MARINE MIDLAND BANK



                                   By: /s/ Frank J. Godino
                                       ----------------------
                                           Frank J. Godino
                                           Vice President

                                                               EXHIBIT T1A (vii)

                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036

                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052

                                Office of the Comptroller of the Currency
                                OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
                                Expires March 31, 2000

-------------------------------------------------------------------------------

                                Please refer to page i,         /1/
                                Table of Contents, for
                                the required disclosure
                                of estimated burden.

-------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES - FFIEC 031

REPORT AT THE CLOSE OF BUSINESS DECEMBER 31, 1997

This report is required by law; 12 U.S.C. Section 324 (state member banks); 12
     U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).


NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   ---------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ Gerald A. Ronning
----------------------------------------------
Signature of Officer Authorized to Sign Report

                  1/26/98
----------------------------------------------
Date of Signature


SUBMISSION OF REPORTS

Each Bank must prepare its Reports of Condition and Income either:

(a) in automated form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
    (EDS), by modem or computer diskette; or

     (971231)
    -----------
    (RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


  /s/ Malcolm Burnett
------------------------------------------
Director (Trustee)


  /s/ Bernard J. Kennedy
------------------------------------------
Director (Trustee)


  /s/ Sal H. Alfiero
------------------------------------------
Director (Trustee)

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated form. That party (if other than EDS) must transmit the bank's computer data file to EDS

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.

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FDIC Certificate Number /0/0/5/8/9/
                        -----------
                        (RCRI 9030)

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
          Marine Midland Bank           of Buffalo
             Name of Bank                  City

in the state of New York, at the close of business December 31, 1997


ASSETS

                       Thousands
                       of dollars

Cash and balances due from
  depository institutions:

    Noninterest-bearing balances
    currency and coin..........................  $  928,754
    Interest-bearing balances..................   2,571,410
    Held-to-maturity securities................           0
    Available-for-sale securities..............   3,968,837

    Federal funds sold and securities purchased
    under agreements to resell.................     497,992

Loans and lease financing receivables:

    Loans and leases net of unearned income....  21,550,115
    LESS: Allowance for loan and lease losses..     407,355
    LESS: Allocated transfer risk reserve......           0

    Loans and lease, net of unearned income,
    allowance, and reserve.....................  21,142,760
    Trading assets.............................     979,454
    Premises and fixed assets (including
    capitalized leases)........................     225,646

Other real estate owned........................       8,092
Investments in unconsolidated subsidiaries and
associated companies...........................           0
Customers' liability to this bank on
acceptances outstanding........................       24,795
Intangible assets..............................      479,713
Other assets...................................      488,168
Total assets...................................   31,315,621

LIABILITIES

Deposits:
  In domestic offices ....................... 20,072,724

  Noninterest-bearing .......................  4,090,658
  Interest-bearing .......................... 15,981,866

In foreign offices, Edge, and Agreement
  subsidiaries, and IBFs ....................  3,834,827

  Noninterest-bearing .......................          0
  Interest-bearing ..........................  3,834,827

Federal funds purchased and securities sold
  under agreements to repurchase ............  2,007,482
Demand notes issued to the U.S. Treasury ....    192,186
Trading Liabilities .........................    215,748

Other borrowed money:
  With a remaining maturity of one year
    or less .................................  1,402,449
  With a remaining maturity of more than
    one year through three years ............     63,601
  With a remaining maturity of more than
    three years .............................     61,707
Bank's liability on acceptances
  executed and outstanding ..................     24,795
Subordinated notes and debentures ...........    497,774
Other liabilities ...........................    719,423
Total liabilities ........................... 29,092,716

EQUITY CAPITAL

Perpetual preferred stock and related
  surplus ...................................          0
Common Stock ................................    205,000
Surplus .....................................  1,984,326
Undivided profits and capital reserves ......      8,678
Net unrealized holding gains (losses)
  on available-for-sale securities ..........     24,901
Cumulative foreign currency translation
  adjustments ...............................          0
Total equity capital ........................  2,222,905
Total liabilities, limited-life
  preferred stock, and equity capital ....... 31,315,621